Exhibit 10.7

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) is entered into as of this 18th day of October, 2006 by VERTICAL COMMUNICATIONS, INC., a Delaware corporation (“Pledgor”) for the benefit of COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as agent and investment manager (“Investment Manager”), on behalf of itself and NEIPF, L.P. (“Lender”).

WHEREAS, Pledgor, Vertical Communications Acquisition Corp., a Delaware corporation (“VCAC”), Investment Manager and Lender entered into a certain Credit Agreement of even date herewith as amended, modified, supplemented or otherwise modified from time to time (the “Credit Agreement”), pursuant to which Lender has agreed to provide certain credit extensions to Borrower to be evidenced by Borrowers’ issuance to Lender of certain notes in the aggregate principal amount of up to Thirty Million Dollars ($30,000,000). As a condition of the credit extensions under the Credit Agreement, Lender has required that Pledgor enter into this Agreement; and

WHEREAS, Pledgor acknowledges and agrees that (i) Pledgor owns 100% of the issued and outstanding shares of the capital stock of VCAC, and the certificate(s) representing the shares of such capital stock (collectively, the “Pledged Stock”), and Pledgor is benefited by the financial accommodations under the Credit Agreement and (ii) Pledgor’s execution and delivery of this Agreement is a material inducement to Lender’s providing the financial accommodations to Borrower and is required by the terms of the Loan Documents.

NOW THEREFORE, in order to induce Lender and Investment Manager to enter into the Credit Agreement, Pledgor hereby agree in favor of Investment Manager, for the benefit of itself and Lender, as set forth below.

1. Recitals. The foregoing Recitals are hereby incorporated by this reference, and are deemed to be a part of this Agreement.

2. Defined Terms. Except as expressly set forth in this Agreement, all capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

3. Pledge. Pledgor hereby pledges to Investment Manager, for the benefit of itself and Lender, and grants to Investment Manager, for the benefit itself and Lender, a security interest and lien in and to the following (collectively the “Pledged Collateral”):

(a) The Pledged Stock;

(b) All options and warrants for the purchase of shares of the capital stock of VCAC now or hereafter held in the name of Pledgor or held beneficially for Pledgor and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

(b) One hundred percent (100%) of all additional shares of stock of VCAC acquired by Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(c) The property and interests in property described in Section 4 below; and

(d) All proceeds of the foregoing.

4. Pledged Collateral Adjustments. If, during the term of this Agreement:

(a) Any stock dividend, reclassification, readjustment, split or other change is declared or made in the capital structure of VCAC, or any option included within the Pledged Collateral is exercised, or both, or

(b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral, then such shares, warrants, rights, options or other securities shall be promptly delivered to and held by Investment Manager, for the benefit of itself and Lender, under the terms of this Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 4 shall be deemed as Investment Manager’s and Lender’s consent to any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment, split or other change in the capital structure of VCAC other than in accordance with the Credit Agreement.

5. Security for the Obligations. The Pledged Collateral secures the full and timely payment and performance of all Obligations.

6. Pledgor’s Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants to Investment Manager and Lender that:

(a) Pledgor shall deliver to Investment Manager, for the benefit of itself and Lender herewith the certificates evidencing the Pledged Collateral and stock powers in form and substance acceptable to Investment Manager (the “Powers”), duly executed in blank, which Powers shall be duly executed and give Investment Manager, for the benefit of itself and Lender, the authority they purport to confer;

(b) from time to time hereafter, Pledgor shall deliver to Investment Manager, for the benefit of itself and Lender, such other agreements, instruments, statements and documents as Investment Manager or Lender may reasonably request to maintain Investment Manager’s and Lender’s first position priority security interest and lien in and to the Pledged Collateral;

(c) Pledgor has the right, power and authority to execute, deliver and perform this Agreement and to pledge, assign, deliver, transfer and grant a security interest in the Pledged Collateral;

(d) this Agreement is a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except as the same may be limited by bankruptcy and moratorium laws and all other similar laws affecting the rights of creditors generally and the application of general principles of equity and to the extent that specific performance may be granted or denied in a court’s discretion;

(e) Pledgor has good title to each item of the Pledged Collateral (and is the legal record and beneficial owner of the Pledged Collateral), free and clear of all encumbrances and liens;

(f) each share of Pledged Stock is duly and validly issued and fully paid and non-assessable; and

(g) there are no restrictions on the transfer of any of the Pledged Collateral other than as may be imposed under applicable law and except as set forth herein;

(h) Pledgor shall execute and deliver to Investment Manager, for the benefit of itself and Lender, at the sole cost and expense of Pledgor, such further conveyances, agreements, assignments, instruments and other writings, and take such further action, as Investment Manager or Lender may reasonably request in order to obtain the full benefit of this Agreement, the Pledged Collateral, and the rights, powers and remedies granted to Investment Manager and Lender hereunder; and

(i) until all of the Obligations have been satisfied and this Agreement has been terminated, Pledgor will not without Investment Manager’s prior written consent, sell, assign, transfer, exchange or otherwise temporarily or permanently dispose of any item of the Pledged Collateral, or offer or contract to do so, and will not without such consent create, incur, assume or permit to exist any security interest, pledge, claim or other charge or encumbrance on or with respect to any such item other than the security interest granted to Investment Manager, for the benefit of Lender, hereunder.

The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

7. Names in Which Pledged Collateral May Be Registered. Upon the occurrence and during the continuance of an Event of Default, Investment Manager, for the benefit of itself and Lender, shall be entitled to hold any or all of Pledged Collateral in its own name, the name(s) of one or more of its nominees or the name of Pledgor endorsed or assigned in blank or in favor of Investment Manager, for the benefit of itself and Lender. With respect to any of the Pledged Collateral which Investment Manager, for the benefit of itself and Lender, wishes to hold in its own name or the name of any nominee, Investment Manager, for the benefit of itself and Lender, (acting in its own name and capacity or as Pledgor’s attorney-in-fact pursuant to the power of attorney granted to Investment Manager in Section 9 hereof) may have such Pledged Collateral registered accordingly on the books of the issuer(s) thereof, and Pledgor shall cooperate fully with Investment Manager and Lender, in causing such issuer(s) to effect such transfer and registration.

8. Voting Rights; Dividends, Etc.

(a) So long as no Event of Default exists:

i. Pledgor shall be entitled to exercise any and all voting and consensual rights and powers accruing to an owner of the Pledged Collateral for any purpose not inconsistent with:

A. the provisions of the Credit Agreement and this Agreement; and

B. The preservation of Investment Manager’s and Lender’s security interest in the Pledged Collateral.

ii. Pledgor shall be entitled to receive and retain cash dividends, interest and other cash distributions payable in respect of the Pledged Collateral.

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and consensual rights and powers and to receive the dividends, interest and other cash distributions as described above shall cease, and all such rights shall thereupon become vested in Investment Manager, for the benefit of itself and Lender.

(c) Investment Manager, for the benefit of itself and Lender, in its own name and capacity, or as Pledgor’s attorney-in-fact may collect, receive, endorse and deposit for Investment Manager’s and Lender’s benefit, all Pledged Collateral, money, cash proceeds, instruments and any and all other property which is or may at any time become payable in respect of any or all of the Pledged Collateral and which Investment Manager and Lender is entitled to receive hereunder. All such property so received by Investment Manager, for the benefit of itself and Lender, may be retained by Investment Manager, for the benefit of itself and Lender, as additional Pledged Collateral.

9. Attorney-in-Fact. Pledgor hereby appoints Investment Manager, for the benefit of itself and Lender, as Pledgor’s attorney-in-fact with full power in Pledgor’s place and stead, in Pledgor’s name or its own name and at Pledgor’s expense, to execute, endorse and deliver any and all agreements, assignments, pledges, instruments and any other writings, and to take any and all other actions, which Investment Manager or Lender may deem reasonably necessary to carry out the terms and effect the purposes of this Agreement and to exercise fully its rights and remedies hereunder. Pledgor hereby ratifies all that Investment Manager and Lender and their representatives shall lawfully do or cause to be done under this power of attorney, which power is coupled with an interest and shall be irrevocable until all of the Obligations have been satisfied and this Agreement has been terminated.

10. Reasonable Care of Pledged Collateral. Investment Manager and Lender shall be deemed to have used reasonable care in the custody and preservation of the Pledged Collateral in its possession to the extent it accords such Pledged Collateral treatment which is substantially equal to that which Investment Manager and Lender accords its own property of like kind; provided, however, that Investment Manager and Lender shall have no obligation, regardless of whether it takes any such action with respect to its own property:

(a) to ascertain or take action with respect to calls, tenders, conversions, exchanges, maturities or other matters involving or affecting any item(s) of such Pledged Collateral (whether or not Investment Manager or Lender has actual or constructive knowledge of any such matters), unless reasonably requested by Pledgor to do so; or

(b) to take action to preserve rights against prior or other parties.

11. Limitation of Liability; Reimbursement of Expenses.

(a) Investment Manager and Lender shall have no obligation to take, or refrain from taking, any action with respect to the Pledged Collateral or Pledgor’s rights and interests therein except with respect to the preservation and return of the Pledged Collateral in its possession as and to the extent expressly provided herein. Pledgor further agrees that neither Investment Manager, Lender, nor any of their representatives shall have any liability to Pledgor, or to any person claiming rights against Investment Manager, or Lender by, through or under Pledgor, in any way arising out of or in connection with Investment Manager’s and Lender’s administration of this Agreement or its exercise of any of its rights, power and remedies hereunder except for those arising out of or in connection with Investment Manager’s or Lender’s (a) gross negligence or willful misconduct, or (b) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in Investment Manager’s or Lender’s possession.

(b) Pledgor shall pay or reimburse Investment Manager and Lender within thirty (30) days after demand for all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and legal expenses) paid or incurred by Investment Manager and Lender in connection with the administration of this Agreement, the custody or preservation of the Pledged Collateral and any authorized collection from, disposition of or other realization on any item(s) thereof, or the exercise and enforcement of any of Investment Manager’s and Lender’s rights, powers and remedies hereunder. If any reimbursement of costs or expenses required under this Section is not received by Investment Manager or Lender in cash or immediately available funds when due, the amount thereof shall bear interest at the default interest rate set forth in the Credit Agreement, and such amount and such interest shall constitute part of the Obligations secured by the Pledged Collateral.

12. Remedies.

(a) If an Event of Default has occurred and is continuing, Investment Manager, for the benefit of itself and Lender, may at any time and from time to time exercise any and all rights and remedies available to it under this Agreement and any other Loan Document, whether at law, in equity or otherwise.

(b) The proceeds of any sale or other disposition of the Pledged Collateral shall be applied first, to that part of the Obligations consisting of Investment Manager’s and Lender’s expenses (including reasonable attorneys’ fees and legal expenses) in preparing for disposition and disposing of the Pledged Collateral and, to the extent not previously reimbursed by Pledgor, in administering this Agreement and exercising and enforcing its rights, powers and remedies thereunder, and second, to the satisfaction of the then outstanding amount of the Obligations and of all other liabilities owed by Pledgor, or the other Borrowers to Investment Manager, for the benefit of itself and Lender, that then remain unpaid.

13. Amendments, Modifications, Supplementations and Waivers. No provision of this Agreement may be amended, modified, supplemented or waived, and no consent to any departure therefrom by Pledgor may be given, except by a writing duly executed and delivered by Investment Manager, for the benefit of itself and Lender, and any such amendment, modification, supplementation or waiver shall be effective only as and to the extent provided therein.

14. Cumulative Remedies; No Waivers. All rights, powers and remedies of Investment Manager and Lender under this Agreement and applicable law, are cumulative and except as otherwise provided by law or in such agreements may be exercised concurrently or in any order of succession. Investment Manager’s and Lender s failure to exercise or delay in exercising any of such rights, powers and remedies shall not constitute or imply a waiver thereof, nor shall Investment Manager’s or Lender’s single or partial exercise of any such right, power or remedy preclude its other or further exercise thereof, or the exercise of any other right, power or remedy. Investment Manager’s or Lender’s cure of any Event of Default shall not constitute a waiver thereof, and its waiver of one Event of Default shall not constitute a waiver of any subsequent Event of Default.

15. Termination. This Agreement and the security interest granted hereunder shall terminate on the date on which all the Obligations have been indefeasibly satisfied in full.

16. Notices. Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon delivery as set forth in the Credit Agreement.

17. Titles; Counterparts. Section titles are for convenience only and shall not define, limit, amplify, supplement or otherwise modify or affect the substance or intent of this Agreement or any provision hereof. This Agreement may be executed in two or more counterparts, each of which shall when executed by both parties be deemed to be an original but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

PLEDGOR: VERTICAL COMMUNICATIONS, INC.

By:	/s/ WILLIAM Y. TAUSCHER
Name:	William Y. Tauscher
Title:	President

INVESTMENT MANAGER: COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

By:	/s/ JASON A. CRIST
Name:	Jason A. Crist
Title:	Managing Director

ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of a copy of the foregoing Agreement, agrees promptly to note on its books the security interests granted under such Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Agreement in connection with the registration of any Pledged Collateral in the name of Investment Manager, for the benefit of itself and Lender or its nominee or the exercise of voting rights by Investment Manager, for the benefit of itself and Lender.

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:	/s/ WILLIAM Y. TAUSCHER
Name:	William Y. Tauscher
Title:	President